SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               UNITEL VIDEO, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1) Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

       2) Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         ------------------------------------------------------------------

      5) Total fee paid:

         ------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

          ------------------------------------------------------------------

       2) Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------------

       3) Filing Party:

          ------------------------------------------------------------------

       4) Date Filed:


          ------------------------------------------------------------------

                               UNITEL VIDEO, INC.
                              555 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JULY 28, 1998

                                ----------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unitel Video, Inc., a Delaware corporation (the "Company"), will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036, on Tuesday, July 28, 1998, at 11:00 A.M., for the purpose of considering and acting upon the following matters:

     1. The election of two Class I directors to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 19, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 555 West 57th Street, New York, New York 10019.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly. You are cordially invited to attend the meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.


                                              KAREN CEIL LAPIDUS,
                                              Secretary


June 24, 1998

                               UNITEL VIDEO, INC.
                              555 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                                     GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unitel Video, Inc. (the "Company") for use at the Company's 1998 Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place and for the purposes set forth in the foregoing notice, and at any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company (the "Stockholders") on or about June 24, 1998.

     The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the election of the two nominees for director named herein.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

VOTING SECURITIES

     At the close of business on June 19, 1998, the record date fixed for the determination of Stockholders entitled to notice of and to vote at the Meeting, there were 2,710,216 outstanding shares of the Company's Common Stock, its only class of voting securities. Each share of Common Stock entitles the record holder thereof to one vote. The presence at the Meeting, in person or by proxy, of a majority of such outstanding shares of Common Stock will constitute a quorum.

     The affirmative vote of a plurality of votes cast at the Meeting is required to elect directors. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information at June 19, 1998 (except as indicated below) with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known by the Company to be the beneficial owner of more than 5% of the

Company's Common Stock. Unless otherwise indicated, each beneficial owner named below has sole voting and dispositive power with respect to the shares of Common Stock indicated as beneficially owned by such owner.



         NAME AND ADDRESS OF                             AMOUNT AND NATURE OF       PERCENT OF
         BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP         CLASS
         -------------------                             --------------------       ----------
         Herbert Bass..................................      184,379(1)                6.8%
                  146 Waters Edge
                  Admiral's Cove
                  Jupiter, Florida  33477

         Alex Geisler..................................      214,353(2)                7.9%
                  131 Regatta Drive
                  Admiral's Cove
                  Jupiter, Florida  33477

         Dimensional Fund Advisors Inc...........            176,500(3)                6.5%
                  1299 Ocean Avenue
                  Santa Monica, California 90401

         Investment Counselors of Maryland......             175,000(4)                6.5%
                  803 Cathedral Street
                  Baltimore, Maryland 21201

         Metro Networks, Inc........................         165,360(5)                6.1%
                  2800 Post Oak Boulevard
                  Suite 4000
                  Houston, Texas 77056

---------------

(1)  Includes 11,000 shares subject to presently exercisable stock options.

(2) Includes 11,000 shares subject to presently exercisable stock options, 57,193 shares held by Jean Z. Geisler (Mr. Geisler's wife) as trustee for the benefit of the Geislers' children and 67,234 shares held by Mrs. Geisler, with respect to all of which shares Mr. Geisler has sole voting and dispositive power. Mr. and Mrs. Geisler disclaim beneficial ownership as to the 57,193 shares held by Mrs. Geisler as trustee.

(3) Pursuant to a Schedule 13G, dated February 9, 1998, filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission (the "SEC"), DFA has indicated that all shares listed in the table above opposite its name are owned by advisory clients of DFA, no one of which, to DFA's knowledge, owns more than 5% of the Company's Common Stock. DFA has indicated that it has sole dispositive power with respect to all such shares of Common Stock, that it has sole voting power with respect to 123,100 of such shares and that certain of its officers, who also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, vote 23,200 additional shares of Common Stock which are owned by the Fund and 30,200 shares of Common Stock which are owned by the Trust.

(4) Pursuant to a Schedule 13G, dated March 19, 1998, filed by Investment Counselors of Maryland, Inc. ("ICM") with the SEC, ICM has indicated that all of the shares listed in the table above opposite its name are owned by advisory clients of ICM, no one of which, to ICM's knowledge, owns more than 5% of the

     Company's Common Stock. ICM has indicated that it has sole dispositive power with respect to all of such shares of Common Stock and sole voting power as to 130,000 of such shares of Common Stock.

(5) Pursuant to a Schedule 13D, dated January 29, 1998, filed by Metro Networks, Inc. ("Metro Networks") with the SEC, Metro Networks indicated that it has sole dispositive power and sole voting power with respect to all of the shares listed in the table above opposite its name.

     The following table sets forth information at June 19, 1998 with respect to the beneficial ownership of the Company's Common Stock by (a) each director and each nominee for election as a director of the Company, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" and (c) all directors and executive officers of the Company as a group (12 persons). Unless otherwise indicated, each person named below and each person in the group named below has sole voting and dispositive power with respect to the shares of Common Stock indicated as beneficially owned by such person or group.

                                               AMOUNT AND NATURE OF   PERCENT OF
    NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     CLASS
    ------------------------                   --------------------   ----------
    Herbert Bass...............................      184,379(1)          6.8%
    Alex Geisler...............................      214,353(2)          7.9%
    Walter G. Arader...........................       31,000(3)           *
    Philip S. Birsh............................       20,400(4)           *
    Barry Knepper..............................       64,768(5)          2.4%
    Richard Clouser............................       61,172(6)          2.2%
    Mark Miller................................          975(7)           *
    Thomas Eyring..............................        7,694(8)           *
    Albert Walton..............................        8,081(9)           *
    All Directors and executive officers
      as a group (12 persons)...........             614,399(10)        21.2%

------------

*    Less than one percent.

(1) See footnote (1) above to the first table under the caption "Share Ownership of Certain Beneficial Owners and Management" for information as to the beneficial ownership by Mr. Bass of the Company's Common Stock.

(2) See footnote (2) above to the first table under the caption "Share Ownership of Certain Beneficial Owners and Management" for information as to the beneficial ownership by Mr. Geisler of the Company's Common Stock.

(3) Includes 23,000 shares issuable to Mr. Arader pursuant to presently exercisable stock options.

(4) Includes 13,000 shares issuable to Mr. Birsh pursuant to presently exercisable stock options.

(5) Includes 40,000 shares issuable to Mr. Knepper pursuant to presently exercisable stock options, 4,868 shares allocated to Mr. Knepper and held in his account under the Company's 401(k) Employee Savings and Stock Ownership Plan (the "Savings Plan"), 2,100 shares held by Mr. Knepper in an Individual Retirement Account and 3,600 shares purchasable by Mr. Knepper under the Company's Employee Stock Purchase Plan (the "Purchase Plan").

(6) Includes 35,000 shares issuable to Mr. Clouser pursuant to presently exercisable stock options, 2,146 shares allocated to Mr. Clouser and held in his account under the Savings Plan and 3,600 shares purchasable by Mr. Clouser under the Purchase Plan. Also includes 15,000 shares issuable to Mr. Clouser's wife pursuant to presently exercisable stock options, 1,826 shares allocated to his wife and held in her account under the

     Savings Plan and 3,600 shares purchasable by her under the Purchase Plan, with respect to all of which shares Mr. Clouser disclaims beneficial ownership.

(7) Includes 975 shares allocated to Mr. Miller and held in his account under the Savings Plan.

(8) Includes 3,500 shares issuable to Mr. Eyring pursuant to presently exercisable stock options, 594 shares allocated to Mr. Eyring and held in his account under the Savings Plan and 3,600 shares purchasable by Mr. Eyring under the Purchase Plan.

(9) Includes 4,000 shares issuable to Mr. Walton pursuant to presently exercisable stock options, 481 shares allocated to Mr. Walton and held in his account under the Savings Plan and 3,600 shares purchasable by Mr. Walton under the Purchase Plan.

(10) Includes 163,500 shares issuable to executive officers and directors of the Company pursuant to presently exercisable stock options and 28,800 shares purchasable by executive officers of the Company under the Purchase Plan.

                              ELECTION OF DIRECTORS

     The Company's By-Laws fix the number of directors of the Company at six and provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, each class to be as equal in number as possible. There are presently two directors in each. At each annual meeting of stockholders, directors are chosen to succeed those in the class whose term expires at such annual meeting.

     At the Meeting, Stockholders will elect two Class I directors to serve for a term of three years, until the 2001 Annual Meeting of Stockholders and the election and qualification of their respective successors. Unless otherwise directed, proxies will be voted for the election of Walter G. Arader and Philip
S. Birsh as Class I directors.

     Each of the nominees has indicated a willingness to serve as a director of the Company. In the event that any of the nominees should become unavailable or unable to serve for any reason, the persons named in the enclosed proxy will vote for one or more alternate nominees as the Board of Directors may recommend.

     The following table sets forth certain information about each nominee and each director whose term of office will continue after the Meeting:

                                       CLASS OF            DIRECTOR      TERM
NAME                                   DIRECTOR    AGE      SINCE       EXPIRES
----                                   --------    ---     --------     -------
Nominees:
---------

Walter G. Arader....................      I        78       1981          2001
Philip S. Birsh.....................      I        40       1992          2001

Directors whose term of office
will continue after the Meeting:
--------------------------------

Barry Knepper.......................     II        48       1995          1999
Richard Clouser.....................     II        57       1996          1999
Herbert Bass........................    III        68       1969          2000
Alex Geisler........................    III        74       1969          2000

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


Name                                        Title
----                                        -----
Barry Knepper                               President, Chief Executive
                                            Officer and Director

Richard L. Clouser                          Senior Vice President - Corporate,
                                            President of the Mobile Division and
                                            Director

Karen Ceil Lapidus                          Vice President, General Counsel
                                            and Secretary

Albert Walton                               President of the Editel Los Angeles
                                            Division

Tom Eyring                                  Chief Technology Officer

Edwin Levine                                President of the Unitel New York
                                            Studios Division

Neil Marcus                                 Chief Financial Officer

Herbert Bass                                Director

Alex Geisler                                Director

Philip S. Birsh                             Director

Walter G. Arader                            Director


Mr. Knepper has been Chief Executive Officer of the Company since April 1996, a Director of the Company since May 1995 and its Treasurer since 1983. Mr. Knepper served as Senior Vice President-Finance and Administration from May 1995 to April 1996 and was the Company's Chief Financial Officer from 1982 to April 1996.

Mr. Clouser has been President of the Company's Mobile division since 1982, Senior Vice President-Corporate since April 1996 and a Director since October 1996.

Ms. Lapidus has been General Counsel and Secretary of the Company since January 1994 and a Vice President since April 1996. From 1984 until joining the Company, Ms. Lapidus was an associate attorney at Mudge Rose Guthrie Alexander & Ferdon, a New York law firm.

Mr. Walton has been President of the Editel Los Angeles division since July 1995. From May 1994 through July 1995 he was the Director of New Business Development for the Editel Los Angeles division. He served as Vice President of CIS from 1988 through 1994, a Hollywood based specialized visual effects company.

Mr. Eyring has been Chief Technology Officer since June 1995. From 1991 to June 1995 he was Vice President of Engineering of the Editel New York division and from 1982 through 1991 he was Director of Engineering Services for the Editel New York division.

Mr. Levine has been President of the Unitel New York Studios division since August 1996. From June 1975 to August 1996 he was Vice President of Technical Operations for the Unitel New York division of the Company.

Mr. Marcus has been Chief Financial Officer of the Company since May 1998 and a financial consultant to the Company from August 1997. From 1993 until joining the Company, Mr. Marcus served as Chief Financial Officer of Kavanau Real Estate Trust, a publicly traded company, and Sanford Nalitt and Associated Companies, a Staten Island Real Estate developer.

Messrs. Bass and Geisler have served as directors of the Company since its founding in 1969. Mr. Bass served as President of the Company and Mr. Geisler as Executive Vice President of the Company from 1969 until 1989, when they became Co-Chairmen and Co-Chief Executive Officers. On August 11, 1993, they relinquished their duties as Co-Chief Executive Officers and, from that date through August 31, 1996, they each served as consultants to the Company.

Mr. Arader has been a director of the Company since March 1981 and has been Chairman and Chief Executive Officer of Walter G. Arader & Associates, a financial and management consulting firm, since January 1, 1993. For more than five years prior thereto, Mr. Arader was Chairman and Chief Executive Officer of the financial and management consulting firm of Arader, Herzig & Associates, Inc. Mr. Arader is a former Commissioner of the Pennsylvania Securities Commission and a former Secretary of Commerce of the Commonwealth of Pennsylvania. Mr. Arader is a director of HMG/Courtland, Inc.

Mr. Birsh has been a director of the Company since April 1992 and Publisher of Playbill Incorporated, which publishes "Playbill" Magazine, and President and Publisher of Racing Today Publishing Inc., which publishes a variety of racing magazines, since March 1992. In January 1992, Mr. Birsh became President of AJP Realty Corp., a real estate investment company. From May 1989 to February 1992, Mr. Birsh was Senior Vice President and director of the private business group of Kidder Peabody & Co. Incorporated, and for the nine years prior to May 1989, Mr. Birsh was with Drexel Burnham Lambert Incorporated. At his departure in 1989, Mr. Birsh was a vice president in the mergers and acquisitions department.

Each officer of the Company serves, at the pleasure of the Board of Directors, for a term of one year and until his or her successor is elected and qualified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during the fiscal year ended August 31, 1997. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served which were held during the Company's last fiscal year.

     The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee, the members of which, in each case, are Messrs. Arader and Birsh. The Board of Directors does not have a Nominating Committee. The entire Board of Directors considers questions relating to nominations for directors. The Compensation Committee and the Stock Option Committee, the functions of which are described below under the caption "Compensation Committee and Stock Option Committee Report on Executive Compensation," met informally throughout the fiscal year ended August 31, 1997. The principal functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the performance and scope of audit and non-audit services to be performed by the independent auditors, to review the adequacy of internal auditing and accounting procedures and to supervise investigation of matters relating to corporate procedures and controls. The Audit Committee met informally throughout the fiscal year ended August 31, 1997.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $2,500 each fiscal quarter and $1,000 for each Board of Directors' meeting and each committee meeting attended. Pursuant to the terms of the Company's 1992 Stock Option Plan (the "1992 Plan"), each director of the Company who is not an employee of the Company or any subsidiary of the Company is automatically granted an option to purchase 3,000 shares of Common Stock on May 1 of each year during the term of the 1992 Plan. During fiscal 1997, Messrs. Arader, Birsh, Bass and Geisler were granted an option under the 1992 Plan to purchase 3,000 shares of Common Stock at an exercise price of $6.00, the fair market value per share of Common Stock of the Company on the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning compensation with respect to each person who served as the Company's chief executive officer during the fiscal year ended August 31, 1997 and each of the Company's four other most highly compensated executive officers:


                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                       AWARDS
                                                           ANNUAL COMPENSATION      ------------
                                                        -------------------------    SECURITIES        ALL OTHER
              NAME AND                                                    BONUS      UNDERLYING          COMPEN-
         PRINCIPAL POSITION                 YEAR         SALARY $         (1)$       OPTIONS(#)          SATION $
         ------------------                 ----        --------        ---------   ------------         --------
Barry Knepper.....................          1997        $183,365                                          $1,568(2)
         President and                      1996        $159,413                       25,000              1,389
         Chief Executive Officer            1995        $138,972                       10,000              1,600

Richard Clouser...................          1997        $206,654                                          $1,568(2)
         Senior Vice President              1996        $191,083         $73,405       12,500              1,389
         Corporate and                      1995        $173,916         $69,300                           1,600
         President, Mobile Division

Mark Miller..........................       1997        $177,934
         Former President, Unitel-          1996        $172,517
         Hollywood Division (3)             1995        $166,009

Albert Walton......................         1997        $207,231(4)      $40,000                          $1,568(2)
         President, Editel-                 1996        $152,454                       10,000                141
         Los Angeles Division               1995        $ 99,597

Thomas Eyring....................           1997        $162,254                                          $1,568(2)
         Chief Technology Officer           1996        $157,587         $ 8,100        7,500                776
                                            1995        $151,805

---------------

(1)  Bonus compensation is shown for the fiscal year in which earned.

(2) Includes the value, as at August 31, 1997, of shares of Common Stock allocated to such executive officer under the Company's Savings Plan during the fiscal year ended August 31, 1997.

(3)  Mr. Miller's employment with the Company terminated in October 1997.

(4) Includes $24,957 in respect of salary earned in fiscal 1996 and paid in fiscal 1997.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     During fiscal 1997, Mr. Albert Walton was a party to an employment agreement with the Company pursuant to which he served as President of the Editel Los Angeles division of the Company. Under the agreement, the term of which ends on August 31, 1998, Mr. Walton receives a base salary at the rate of $190,000 per annum. In addition, Mr. Walton receives bonus compensation during the term of the agreement equal to 5% of the pre-tax net income of the Editel Los Angeles division for the Company's 1997 and 1998 fiscal years and a one time $40,000 bonus payment. Under the agreement, Mr. Walton is provided with an automobile and related expense allowance.

     During fiscal 1997, Mr. Mark Miller was a party to an employment agreement with the Company pursuant to which he served as President of the Company's Unitel-Hollywood division. Under the agreement, in fiscal 1997 Mr. Miller was entitled to receive a base salary at the rate of $178,500 per annum and bonus compensation in an amount equal to 5% of the pre-tax net income of the Unitel-Hollywood division. In addition, Mr. Miller was provided with an automobile and related expense allowance. Mr. Miller and the Company terminated the agreement in October 1997 at which time the Company agreed to pay to Mr. Miller severance and Mr. Miller left the employ of the Company.

     Commencing September 1, 1997, Mr. Barry Knepper has an employment agreement with the Company pursuant to which he serves as President and Chief Executive Officer of the Company. Under the agreement, the term of which is one year with automatic one-year renewals unless either party gives 90 days notice of termination, Mr. Knepper receives a base salary at the rate of $200,000 per annum with a consumer price index increase each May 1st (a minimum of 5%) during the term. In addition, Mr. Knepper is entitled to receive bonus compensation for all fiscal years of the Company during the term of the agreement equal to 2 1/2% of consolidated pretax profits of the Company. Under the Agreement Mr. Knepper is also provided with an automobile and related expense allowance. In the event of a change in control (as defined in the agreement) of the Company and the termination of Mr. Knepper's employment in certain circumstances, under the agreement the Company will pay to Mr. Knepper severance in an amount equal to the greater of one year's base salary and the remaining base salary for the employment term plus a pro-rata portion of the current year's bonus amount.

     The Company has entered into severance agreements with Messrs. Clouser and Eyring, through December 31, 1998, which automatically renew on such date and on every one-year anniversary thereafter unless terminated by the Company. In the event of a change of control (as defined in such agreements) of the Company and the termination of the officer's employment in certain circumstances, the Company will pay to such officer severance in an amount equal to one-half of his annual base salary.

STOCK OPTIONS

     The Company currently grants stock options to employees and directors under the 1992 Plan. During the fiscal year ended August 31, 1997, no stock options were granted to or exercised by any of the executive officers named in the Summary Compensation Table. The following table sets forth certain information with respect to the number and value of unexercised options held by such officers as of August 31, 1997.



                 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND
                       FISCAL 1997 YEAR-END OPTION VALUES

                                                                                   NUMBER OF
                                                                                   SECURITIES         VALUE OF
                                                                                   UNDERLYING        UNEXERCISED
                                                                                   UNEXERCISED       IN-THE-MONEY
                                                                                     OPTIONS           OPTIONS
                                         SHARES ACQUIRED                           AT FY-END(#)      AT FY-END($)
                                          ON EXERCISE            VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
         NAME                                  (#)                    ($)         UNEXERCISABLE     UNEXERCISABLE
         ----                            ---------------         --------------   -------------     -------------
Barry Knepper........................          --                      --         38,000/19,000     $23,125/$26,250
Richard Clouser......................          --                      --         35,000/ 7,500     $14,370/$13,125
Mark Miller..........................          --                      --              0/0                0/0
Albert Walton........................          --                      --          4,000/ 6,000     $ 7,000/$10,500
Thomas Eyring........................          --                      --          3,000/ 4,500     $ 5,370/$ 8,055



COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board if Directors, which consists of Walter G. Arader and Philip S. Birsh, determines the salaries, bonuses and other compensation (other than stock options), of the Company's executive officers. The Stock Option Committee of the Board of Directors, which also consists of Messrs. Arader and Birsh, is authorized to grant incentive and non-qualified stock options to key employees of the Company, including executive officers, under the 1992 Plan, and to administer all of the Company's stock option plans.

     The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of the Company's Common Stock.

     A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Decisions on executive officer compensation are, however, primarily subjective. No pre-determined weight is generally assigned to any of the factors mentioned above. A guideline in determining bonus compensation for division presidents and other designated executive officers has historically been the achievement of budgeted sales and earnings levels, but no other specific corporate performance related targets are otherwise used and the achievement of such goals is not, in all cases, determinative of whether an executive officer will receive bonus compensation or the amount of such compensation.

     The salary of Barry Knepper, President and Chief Executive Officer of the Company, for the fiscal year ended August 31, 1997, was $183,365 compared with a salary of $159,413 for the fiscal year ended August 31, 1996. Mr. Knepper's salary for the last fiscal year increased in April 1996 when the Board of Directors elected Mr. Knepper to serve as the Company's Chief Executive Officer after consideration of a number of factors, including historical levels of base salary compensation for the Chief Executive Officer of the Company and Mr. Knepper's length of service with the Company. The Compensation Committee did not grant Mr Knepper a bonus for fiscal 1997, primarily due to the Company's continuing unfavorable operating results.

     The Stock Option Committee did not award any stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended August 31, 1997.

                                              The Compensation Committee
                                              The Stock Option Committee

                                              Walter G. Arader
                                              Philip S. Birsh

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total return on the Company's Common Stock for the five fiscal years ended August 31, 1997 with (i) Media General Financial Services' American Stock Exchange Index and (ii) a peer group of three companies, consisting of The Todd - AO Corporation, Laser-Pacific Media Corporation and Carlton Communications PLC, which either compete with the Company in one of its service areas or are engaged in related fields. The comparison assumes an investment of $100 on September 1, 1992 in the Company and in each of the comparison groups and that all dividends were reinvested.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN


                --GRAPHICAL REPRESENTAION OF DATA TABLE BELOW--


                                           FISCAL YEAR ENDING
                             -----------------------------------------------
COMPANY                      1992   1993     1994     1995     1996     1997
-------                      ----   ----     ----     ----     ----     ----
UNITEL VIDEO INC .........   100    72.53    54.95    56.04    49.45    61.54
PEER GROUP ...............   100   111.13   126.62   158.60   197.35   206.24
BROAD MARKET .............   100   116.82   117.94   141.21   146.94   169.04

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the information set forth above under the captions "Compensation Committee and Stock Option Committee Report on Executive Compensation" and "Performance Graph" shall not be incorporated by reference into any such filings.

CERTAIN TRANSACTIONS

     The Company is a party to an agreement (each, an "Agreement") with each of Messrs. Herbert Bass and Alex Geisler, directors and former Co-Chairmen and Co-Chief Executive Officers of the Company. Under the Agreements, Messrs. Bass and Geisler served as consultants to the Company through August 31, 1996. Beginning September 1, 1996, Mr. Bass and Mr. Geisler are each entitled to receive retirement benefits for the rest of his life at an annual rate of $92,061 per annum. These retirement benefits are payable for a minimum of 10 years and will be paid to the consultant's estate in the event of his death prior to August 31, 2006. Each consultant also is entitled to receive non-competition payments of $50,000 per annum for the 10 years following the terms of the Agreements.

     Susan Devlin, wife of Richard Clouser, President of the Company's Mobile division, was employed by the Company during the fiscal year ended August 31, 1997 as a Vice President of its Mobile division and, during fiscal 1997, was paid a salary of $165,323 and earned bonus compensation of $73,405. Commencing September 1, 1997, Ms. Devlin has an employment contract with the Company pursuant to which she serves as Vice President - General Manager of the Company's Mobile division. Under the agreement, the term of which is two years with automatic one-year renewals unless either party gives 90 days notice of termination, Ms. Clouser receives a base salary at the rate of $168,000 through December 31, 1997 and $210,000 thereafter through August 31, 1998 with a consumer price index increase each September 1st during the balance of the term. Ms. Clouser is entitled to receive bonus compensation for all fiscal years of the Company during the term equal to 2% of the earnings of the Company's Mobile division before interest and taxes. Under the agreement Ms. Devlin is also provided with an automobile. In the event of the termination of Ms. Devlin's employment in certain circumstances, under the agreement the Company will pay to Ms. Devlin severance in an amount equal to one year's base salary and continue her medical benefits for such period. The Company has also entered into a severance agreement with Ms. Devlin through December 31, 1998 which automatically renews on such date and on every one-year anniversary thereafter unless terminated by the Company. In the event of a change of control (as defined in the severance agreement) of the Company and the termination of Ms. Devlin's employment in certain circumstances, under the agreement the Company will pay to Ms. Devlin severance in an amount equal to one-half of her annual base salary.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Grant Thornton as the Company's principal certified public accountants for the fiscal year ending August 31, 1998. A representative of Grant Thornton is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of stockholders.

                              STOCKHOLDER PROPOSALS

     Since the Company expects that the Company's 1999 Annual Meeting of Stockholders will be held in February 1999, which is the customary time for the Company to hold its annual stockholders meeting, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company by October 31, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. The solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO KAREN CEIL LAPIDUS, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.


                                                Karen Ceil Lapidus,
                                                Secretary

June 24, 1998

                               UNITEL VIDEO, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS--JULY 28, 1998

     The undersigned stockholder of UNITEL VIDEO, INC. (the "Company"), revoking all previous proxies, hereby appoints HERBERT BASS and BARRY KNEPPER, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at 11:00 A.M. at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York 10036 on July 28, 1998, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

 1. [ ] FOR the two nominees for directors named below.

    [ ] WITHHOLD AUTHORITY to vote for both of the nominees for directors named below.

    [ ] FOR both of the nominees for directors named below, except withhold authority to vote for the nominee whose name is lined through.
        Nominees: WALTER G. ARADER and PHILIP S. BIRSH

 2. To vote on such other business as may properly come before the meeting.



     This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of the nominees for director. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting and at each adjournment or postponement thereof.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Unitel Video, Inc.



                                        Dated:____________________________, 1998

                                        ________________________________________
                                        Sigature of Stockholder

                                        ________________________________________
                                        Signature of Stockholder

                                        NOTE: Please sign this Proxy exactly as
                                        the name(s) appear in the address. When
                                        signing as attorney-in-fact, executor,
                                        administrator, trustee or guardian,
                                        please add your title as such. If the
                                        stockholder is a corporation, please
                                        sign with full corporate name by duly
                                        authorized officer or officers. Where
                                        stock is held in the name of two or more persons, all such persons should sign.

                                        PLEASE SIGN, DATE AND RETURN THIS PROXY
                                        IN THE ENCLOSED POSTAGE-PAID ENVELOPE.